Exhibit 99.1

FOR IMMEDIATE RELEASE

New York City REIT, Inc.
Announces Common Stock Dividend for First Quarter 2021

New York, January 1, 2021 – New York City REIT, Inc. (NYSE: NYC) (“NYC”) announced today that it intends to continue to pay dividends on its shares of Class A common stock and Class B common stock at an annualized rate of $0.40 per share or $0.10 per share on a quarterly basis. NYC anticipates paying dividends authorized by its board of directors on its shares of common stock on a quarterly basis in arrears on the 15th day of the first month following the end of each fiscal quarter (unless otherwise specified) to common stock holders of record on the record date for such payment.

Accordingly, NYC declared a dividend of $0.10 per share on each share of NYC’s Class A common stock and Class B common stock payable on January 15, 2021 to common stock holders of record at the close of business on January 11, 2021.

About New York City REIT, Inc.

New York City REIT, Inc. is a publicly traded REIT that owns a portfolio of high-quality commercial real estate located within the five boroughs of New York City. Additional information about NYC can be found on its website at www.newyorkcityreit.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYC’s most recent Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 19, 2020, NYC’s most recent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed on May 14, 2020, August 13, 2020, and November 12, 2020, and all other filings filed with the Securities and Exchange Commission after that date. Further, forward-looking statements speak only as of the date they are made, and NYC undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

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